SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                              ---------------

                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant To Section 13 or 15(d)
                  of The Securities Exchange Act of 1934

                              --------------

Date of Report (Date of earliest event reported):  April 1, 1996




                            SEALRIGHT CO., INC.
          (Exact name of registrant as specified in its charter)


           Delaware              Commission           16-0876812
      (State or other            File Number:       (IRS Employer
      jurisdiction of              0-14825         Identification
       incorporation                                     No.)
      of organization)




      7101 College Boulevard, Overland Park, Kansas             66210
      (Address of principal executive offices)             (Zip Code)



     Registrant's telephone number, including area code (913) 344-9000


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ITEM 4.   CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS


Arthur Andersen LLP has been the principal accountants for Sealright Co., Inc. (the Company). On April 1, 1996 that firm's appointment as principal accountants was terminated and KPMG Peat Marwick LLP was engaged as principal accountants. The decision to change accountants was recommended by the audit committee and approved by the Company's board of directors.

In connection with the audits of the two fiscal years ended December 31, 1995 and the subsequent interim period through April 1, 1996, no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures existed, with Arthur Andersen LLP which disagreement if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of Sealright Co., Inc. as of and for the years ended December 31, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen LLP is attached as
Exhibit 16.

                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   SEALRIGHT CO., INC.




Dated     April 1, 1996             /s/ John T. Carper
                                   John T. Carper
                                   Principal Accounting Officer